UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

——————

FORM 8-K

——————

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 15, 2021

——————

Duos Technologies Group, Inc.

(Exact name of registrant as specified in its charter)

——————

Florida	001-39227	65-0493217
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

6622 Southpoint Drive S., Suite 310

Jacksonville, Florida 32216

(Address of Principal Executive Office) (Zip Code)

(904) 652-1616

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $0.001 per share)	DUOT	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 15, 2021, Duos Technologies Group, Inc. (the “Company”) held its 2021 annual meeting of shareholders (the “Annual Meeting”).  The record date (the “Record Date”) for the Annual Meeting was June 17, 2021.  As of the Record Date, the Company had issued and outstanding 3,586,294 shares of Common Stock, par value $0.001 per share (the “Common Stock”), 1,705 shares of Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”), and 4,500 shares of Series C Convertible Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”).

Represented at the Annual Meeting, in person or by proxy, were the holders of, 2,370,778 shares of Common Stock, 1,705 shares of Series B Preferred Stock and 4,500 shares of Series C Preferred Stock, thereby constituting a quorum.  Each share of Common Stock had one vote. Each share of Series B Preferred Stock had the number of votes equal to the number of shares of Common Stock into which it was convertible, up to the applicable beneficial ownership limitation, which is 4.99%.  Each share of Series C Preferred Stock had 172 votes, up to the applicable beneficial ownership limitation, which is 19.99%.

The matters that were voted on at the Annual Meeting, and the number of votes cast for or against/withheld, as well as the number of abstentions, as to such matters, where applicable, are set forth below.  Of the shares of Common Stock present at the Annual Meeting, 1,077,704 shares were broker non-votes, and were not included in any of the figures below, except for the vote in favor of the ratification of the appointment of Salberg & Company, P.A. as our independent certified public accounting firm for the fiscal year ended December 31, 2021.

Proposal No. 1.  To Elect Five Directors to Hold Office for a One-Year Term and Until Each of Their Successors are Elected and Qualified.

	Votes For	Votes Withheld
Charles P. Ferry	2,308,205	2,441
Kenneth Ehrman	2,192,973	117,674
Edmond L. Harris	2,219,733	90,913
Ned Mavrommatis	2,220,675	89,971
James Craig Nixon	2,309,210	1,436

The holders of all of the outstanding shares of Series B Preferred Stock and Series C Preferred Stock voted in favor of each nominee and the Votes For total includes the votes cast by the holders of Common Stock and both series of Preferred Stock.

Proposal No. 2.  To Approve, for Purposes of Nasdaq Listing Rule 5635(d), the Issuance of Shares of our Common Stock Issuable Upon Conversion of our Series C Preferred Stock.

Votes For	Votes Against	Abstentions
2,305,600	2,197	2,849

The holders of all of the outstanding shares of Series B Preferred Stock and Series C Preferred Stock voted in favor of this proposal and the Votes For total includes the votes cast by the holders of Common Stock and both series of Preferred Stock.

Proposal No. 3.  To Approve our 2021 Equity Incentive Plan.

Votes For	Votes Against	Abstentions
2,114,363	142,656	53,627

The holders of all of the outstanding shares of Series B Preferred Stock and Series C Preferred Stock voted in favor of this proposal and the Votes For total includes the votes cast by the holders of Common Stock and of both series of Preferred Stock.

Proposal No. 4.  To Approve, in a Non-Binding Advisory Vote, the Compensation of the Company’s Named Executive Officers.

Votes For	Votes Against	Abstentions
2,120,426	136,663	53,557

The holders of all of the outstanding shares of Series B Preferred Stock and Series C Preferred Stock voted in favor of this proposal and the Votes For total includes the votes cast by the holders of Common Stock and of both series of Preferred Stock.

Proposal No. 5.  To Determine, in a Non-Binding Advisory Vote, the Desired Frequency of Future Non-Binding Advisory Votes on the Compensation of our Named Executive Officers.

One Year	Two Years	Three Years	Abstentions
833,234	2,373	1,247,501	3,625

The holders of all of the outstanding shares of Series B Preferred Stock and of 2,000 shares of Series C Preferred Stock voted for one year.  The holders of 2,500 shares of Series C Preferred Stock voted for three years.  The One Year and Three Years vote totals include the votes cast by the holders of Common Stock and the above votes of the appropriate series of Preferred Stock.

Proposal No. 6.  To Ratify the Appointment of Salberg & Company, P.A. as our Independent Certified Public Accounting Firm for the Fiscal Year Ended December 31, 2021.

Votes For	Votes Against	Abstentions
3,386,631	580	1,139

The holders of all of the outstanding shares of Series B Preferred Stock and Series C Preferred Stock voted in favor of this proposal and the Votes For total includes votes cast by the holders of Common Stock and of both series of Preferred Stock.

As a result of the above votes, all Director nominees were elected and Proposals 2, 3, 4 and 6 were approved.  For Proposal 5, the Three-Year option received the most votes.  Based on the vote on Proposal 5, the Company has decided that it will hold its next non-binding advisory vote on the compensation of our Named Executive Officers in three years, at the Company’s Annual Meeting in 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DUOS TECHNOLOGIES GROUP, INC.

Dated: July 20, 2021	By:	/s/ Adrian Goldfarb
Adrian Goldfarb Chief Financial Officer

4